UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ELECTRONIC DATA SYSTEMS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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(2)	Form, Schedule or Registration Statement No.:

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SUPPLEMENT TO PROXY STATEMENT

THE FOLLOWING INFORMATION SUPPLEMENTS THE PROXY STATEMENT (THE “PROXY STATEMENT”) FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS OF ELECTRONIC DATA SYSTEMS CORPORATION (“EDS”) DATED MARCH 3, 2008, WHICH WAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) ON MARCH 4, 2008 AND DISTRIBUTED TO EDS’ SHAREHOLDERS. EDS IS FILING THIS INFORMATION WITH THE SEC AS ADDITIONAL SOLICITING MATERIAL UNDER RULE 14A-6 OF THE SECURITIES EXCHANGE ACT OF 1934.

The Proxy Statement includes as Proposal 4 the Board of Directors proposal to amend Article SIXTH of the Restated Certificate of Incorporation of EDS to allow the holders of not less than 25% of EDS’ outstanding common stock to call a special meeting of shareholders. The Proxy Statement further states that the EDS Board of Directors has approved, subject to approval by shareholders of the foregoing amendment to the Restated Certificate of Incorporation, the amendment of the Bylaws to allow the holders of not less than 25% of EDS’ outstanding common stock to call a special meeting of shareholders. The Proxy Statement also states that the Board had approved the amendment of the Bylaws to provide that the request for a special meeting for an item of business shall not be accepted if, among other things, it has been presented at the most recent annual shareholder meeting or any special meeting held within one year of such request. On April 1, 2008, the Board of Directors approved modifications to the Bylaw amendments that would be put in place if the amendment to the Restated Certificate of Incorporation is approved by shareholders to not include the foregoing provision regarding the request for an item of business that has been presented at the most recent annual shareholder meeting or any special meeting held within one year of such request.

Please note that the statements herein should be read in conjunction with the Proxy Statement. You can obtain a copy of the Proxy Statement on our Website at http://www.eds.com/sites/shareholder/.

April 1, 2008